Exhibit 99.1

Company Contact:	Agency Contact:
Mark Perkins	Pam Lagano
Executive Vice President	Lagano & Associates
727.461.3000	727.480.3082
mperkins@aerosonic.com	plagano@laganoassoc.com

For Immediate Release

Aerosonic Acquires Op Technologies

CLEARWATER, Fla. – August 22, 2007 — Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that the Company has purchased 100% of the outstanding stock of Op Technologies, Inc. (“Op”), an Oregon-based developer and manufacturer of cockpit glass display solutions.

Op currently produces a series of cockpit display solutions for experimental general aviation, including the Pegasus Integrated Avionics System. Op has also been developing similar products for FAA-certified aircraft.

“The addition of Op Technologies’ expertise and products to our company will allow us to compete on a larger scale across a wider number of aircraft models, and this transaction creates a path for meaningful revenue growth and reduces our cost and time to market for a family of products that addresses a significant component of our strategic plan,” stated David Baldini, Aerosonic’s Chairman, President and Chief Executive Officer. “We believe that this transaction will establish a new platform for future growth and will allow us to better serve our present and future customers.”

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida and Earlysville, Virginia. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute “forward-looking” statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking” statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company’s operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company’s business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.